UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 13, 2017

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-09761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2850 W. Golf Road, Rolling Meadows, Illinois 60008-4050, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On June 6, 2017, Arthur J. Gallagher & Co. (the “Company”) announced plans to host an informal management meeting on Tuesday, June 13, 2017. As previously announced, a webcast of the meeting and related presentation materials are available through the investor relations page of the Company’s website at www.ajg.com/irmeeting. Information distributed during this meeting, including an updated “CFO Commentary,” is available at http://www.ajg.com/June13materials. The “CFO Commentary” includes certain estimates relating to 2017 results.

Item 8.01.	Other Events.

On June 13, 2017, the Company announced that it plans to close offerings of $648 million aggregate principal amount senior unsecured notes (both fixed and floating rate), $250 million in late June 2017 and the remainder in early August 2017. The weighted average maturity of the $598 million of senior fixed rate notes is 11.6 years and their weighted average interest rate is 4.04% after giving effect to hedging gains. The interest rate on the $50 million of floating rate notes would be 2.89% using the three-month LIBOR on June 9, 2017.

The notes consist of the following tranches:

(i)	$250 million of 4.09% senior notes due in 2027 (3.76% after giving effect to hedging gains);

(ii)	$98 million of 4.14% senior notes due in 2027;

(iii)	$100 million of 4.19% senior notes due in 2029;

(iv)	$150 million of 4.34% senior notes due in 2032; and

(v)	$50 million of floating rate notes due in 2023, at an interest rate of 1.65% plus three-month LIBOR, calculated quarterly.

The Company plans to use the proceeds of these offerings to repay certain existing indebtedness.

These notes have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the notes.

This disclosure contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, relating to Gallagher’s anticipated closing of senior unsecured notes. Important factors that could impact these forward-looking statements include changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, changes in the insurance brokerage industry’s competitive landscape, changes in the interest rate environment, changes in the attractiveness of Gallagher’s private placement notes to investors, and unexpected financial challenges or strategic opportunities. Please refer to our filings with the SEC, including Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for a more detailed discussion of these and other factors that could impact these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: June 13, 2017	/s/ WALTER D. BAY
Walter D. Bay Vice President, General Counsel and Secretary